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                                                                    Exhibit 23.1


                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of Loral Space & Communications Ltd. on Form S-8 of our report dated February 22, 2000 (March 5, 2000 as to the second paragraph of Note 18) appearing in the Annual Report on Form 10-K of Loral Space & Communications Ltd. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
November 13, 2000